[Letterhead of Freeman, Zeller & Bryant]

                                                 October 26, 1992



Bear, Stearns & Co., Inc.
245 Park Avenue
New York, New York  10167

Gruntal & Co., Incorporated
14 Wall Street
New York, New York  10005

               Re: New Jersey Navigator Insured Series 5 Trust of The Insured Municipal Securities Trust

Gentlemen:

     You have requested our opinion as to certain New Jersey income tax issues relating to the New Jersey Navigator Insured Series 5 Trust of The Insured Municipal Securities Trust (the "Trust"). Our opinion relates solely to the New Jersey tax matters described herein. It is our understanding that Battle Fowler, counsel for the Sponsors (defined below) has rendered an opinion as to federal tax matters pertaining to the Trust.

     In rendering this opinion, we have examined and, with your permission relied upon, among other things, (1) only those portions of the prospectus dated July 11, 1991 (the "Prospectus") (consisting, in part, of Part A providing specific information as to the separate unit investment trusts including the Trust and Part B containing generic information applicable to The Insured Municipal Securities Trust) relating to the Trust, and we have relied on the accuracy and the completeness of the facts set forth therein; and (2) a copy of the Trust Indenture and Agreement dated July 11, 1991 (the "Trust Agreement"), among Bear, Stearns & Co., Inc. and Gruntal & Co., Incorporated as sponsors (the "Sponsors"), United States Trust Company of New York as trustee (the "Trustee") and Kenny S&P Evaluation Services, as evaluator (the "Evaluator"), pursuant to which the Trust was created.

     In addition, with your permission, we have (1) relied upon the opinion of Battle Fowler that the Trust is not an association taxable as a corporation for federal income tax purposes, that each Certificateholder will be considered the owner of a pro rata portion of the Trust under Section 676(a) of the Internal Revenue Code of 1986 (the "Code") and as to certain other federal tax matters pertaining to the Trust; and (2) assume that the Trust is a "grantor trust" for federal income tax purposes.


C/M  11939.0001 407210.1

Bear, Stearns & Co., Inc. and
Gruntal & Co., Incorporated
October 26, 1992
Page 2


     The Trust consists of a separate unit investment trust created under the laws of the State of New York pursuant to the Trust Agreement and a Reference Trust Agreement (which evidences that the Evaluator is now Kenny S&P Evaluation Services, a division of Kenny Information Systems, Inc.) pertaining to the Trust. The Trust will be administered in accordance with the Trust Agreement as a distinct entity with separate certificates, expenses, books and records.

     The Bonds deposited in the Trust are certain interest-bearing obligations issued by or on behalf of the State of New Jersey and political subdivisions thereof and may also include bonds issued by the Commonwealth of Puerto Rico. The Bonds are held by the Trustee upon the terms and conditions set forth in the Trust Agreement. You have informed us that all Bonds to be acquired by the Trust, pursuant to the contracts of purchase described in the Prospectus, are accompanied by copies of the opinions of bond counsel to the issuing governmental authorities given at the time of original delivery of the Bonds to the effect that the interest on the Bonds contained in the Trust is exclud-able from gross income for federal income tax purposes and the interest and gain thereon are exempt from the New Jersey Gross Income Tax. For purposes of this opinion we have relied upon such conclusions, however, we have not made any independent review of the proceedings relating to the issuance of the Bonds or the basis for such opinions, and we express no opinion on such matters. Additionally, we assume that no event has occurred since the time of original issuance of the Bonds that would cause interest on the Bonds to be includable in gross income for federal income tax or New Jersey Gross Income Tax purposes.

     Under the terms and conditions of the Trust Agreement, once the original corpus of the Trust is acquired, the Trust has a fixed portfolio of Bonds. The Trustee does not have the power to vary the investment of the Trust or the power to take advantage of market variations to improve a Certificateholder's investment. Additionally, the Trustee has no discretion to retain and reinvest the income or principal of the Trust.

     Based on the foregoing, under existing New Jersey law applicable to individuals who are New Jersey residents and New Jersey estates and trusts, we are of the opinion that:

     1) The New Jersey Navigator Trust will be recognized as a trust and not as an association taxable as a corporation.


C/M  11939.0001 407210.1

Bear, Stearns & Co., Inc. and
Gruntal & Co., Incorporated
October 26, 1992
Page 3


     2) The income of the New Jersey Navigator Trust will be treated as income of the Certificateholders who are individuals, estates or trusts under the New Jersey Gross Income Tax Act, N.J.S.A. 54A:l-l et seq. (the "Act"). Interest on the Bonds that is exempt from tax under the Act when received by the New Jersey Navigator Trust will retain its status as tax-exempt interest under the Act when distributed to Certificateholders who are individuals, estates or trusts.

     3) Certificateholders, who are individuals, estates, or trusts will not be subject to the Act on any gain realized when the New Jersey Navigator Trust disposes of a Bond (whether by sale, exchange, redemption, or payment at maturity).

     4) The sale, exchange or redemption of a Unit by a Certificateholder shall be treated as a sale or exchange of a Certificateholder's pro rata interest in the assets in the New Jersey Navigator Trust at the time of the transaction and any gain will be exempt from tax under the Act to the extent that the price received by the selling Certificateholder who is an individual, estate or trust does not exceed the Redemption Price. To the extent that the amount received by the Certificateholder exceeds the Redemption Price, any such gain will not be exempt from tax under the Act.

     5) All proceeds representing interest on defaulted obligations derived by Certificateholders who are individuals, estates or trusts from an insurance policy, either paid directly to the Certificateholder or through the New Jersey Navigator Trust, are exempt from tax under the Act.

     6) The Units of the New Jersey Navigator Trust may be taxable, in the estates of New Jersey residents under the New Jersey Transfer Inheritance Tax Law or the New Jersey Estate Tax Laws.

     We express no opinion as to the effect of any other state or local statute or ordinance on income received by a Certificateholder other than as expressly set forth herein.

     Our opinion is based on current provisions of the laws cited herein. Any change in such laws, the regulations or interpretations relating to such laws may affect the continuing validity of the opinion set forth herein.


C/M  11939.0001 407210.1

Bear, Stearns & Co., Inc. and
Gruntal & Co., Incorporated
October 26, 1992
Page 4


     We hereby consent to the filing of this opinion as an exhibit to a Registration Statement under the Securities Act of 1933, as amended, covering the Units in the Trust, and to the reference to our firm in such Registration Statement and in the prospectus included therein under the heading "Tax Status".

     We hereby authorize you to deliver copies of this opinion to the Trustee and to the underwriters named in Schedule A to the Master Agreement Among Underwriters relating to the Trust and the Trustee may rely upon this opinion as fully and to the same extent as if it had been addressed to it.

                                                 Very truly yours,



                                                 FREEMAN, ZELLER & BRYANT


C/M  11939.0001 407210.1

                   [Letterhead of Freeman, Zeller & Bryant]



                                                 October 26, 1992


Bear, Stearns & Co., Inc.
245 Park Avenue
New York, New York  10167

Gruntal & Co., Incorporated
14 Wall Street
New York, New York  10005

               Re: New Jersey Navigator Insured Series 6 Trust of The Insured Municipal Securities Trust

Gentlemen:

     You have requested our opinion as to certain New Jersey income tax issues relating to the New Jersey Navigator Insured Series 6 Trust of The Insured Municipal Securities Trust (the "Trust"). Our opinion relates solely to the New Jersey tax matters described herein. It is our understanding that Battle Fowler, counsel for the Sponsors (defined below) has rendered an opinion as to federal tax matters pertaining to the Trust.

     In rendering this opinion, we have examined and, with your permission relied upon, among other things, (1) only those portions of the prospectus dated November 14, 1991 (the "Prospectus") (consisting, in part, of Part A providing specific information as to the separate unit investment trusts including the Trust and Part B containing generic information applicable to The Insured Municipal Securities Trust) relating to the Trust, and we have relied on the accuracy and the completeness of the facts set forth therein; and (2) a copy of the Trust Indenture and Agreement dated November 14, 1991 (the "Trust Agreement"), among Bear, Stearns & Co., Inc. and Gruntal & Co., Incorporated, as sponsors (the "Sponsors"), United States Trust Company of New York, as trustee (the "Trustee") and Kenny S&P Evaluation Services, as evaluator (the "Evaluator"), pursuant to which the Trust was created.

     In addition, with your permission, we have (1) relied upon the opinion of Battle Fowler that the Trust is not an association taxable as a corporation for federal income tax purposes, that each Certificateholder will be considered the owner of a pro rata portion of the Trust under Section 676(a) of the Internal Revenue Code of 1986 (the "Code") and as to certain other federal tax matters pertaining to the Trust; and (2) assume that the Trust is a "grantor trust" for federal income tax purposes.

     The Trust consists of a separate unit investment trust created under the laws of the State of New York pursuant to the

C/M  11939.0001 407210.1

Bear Stearns & Co., Inc. and
Gruntal & Co., Incorporated
October 26, 1992
Page 2


Trust Agreement and a Reference Trust Agreement (which evidences that the Evaluator is now Kenny S&P Evaluation Services, a division of Kenny Information Systems, Inc.) pertaining to the Trust. The Trust will be administered in accordance with the Trust Agreement as a distinct entity with separate certificates, expenses, books and records.

     The Bonds deposited in the Trust are certain interest-bearing obligations issued by or on behalf of the State of New Jersey and political subdivisions thereof and may also include bonds issued by the Commonwealth of Puerto Rico. The Bonds are held by the Trustee upon the terms and conditions set forth in the Trust Agreement. You have informed us that all Bonds to be acquired by the Trust, pursuant to the contracts of purchase described in the Prospectus, are accompanied by copies of the opinions of bond counsel to the issuing governmental authorities given at the time of original delivery of the Bonds to the effect that the interest on the Bonds contained in the Trust is excludable from gross income for federal income tax purposes and the interest and gain thereon are exempt from the New Jersey Gross Income Tax. For purposes of this opinion we have relied upon such conclusions, however, we have not made any independent review of the proceedings relating to the issuance of the Bonds or the basis for such opinions, and we express no opinion on such matters. Additionally, we assume that no event has occurred since the time of original issuance of the Bonds that would cause interest on the Bonds to be includable in gross income for federal income tax or New Jersey Gross Income Tax purposes.

     Under the terms and conditions of the Trust Agreement, once the original corpus of the Trust is acquired, the Trust has a fixed portfolio of Bonds. The Trustee does not have the power to vary the investment of the Trust or the power to take advantage of market variations to improve a Certificateholder's investment. Additionally, the Trustee has no discretion to retain and reinvest the income or principal of the Trust.

     Based on the foregoing, under existing New Jersey law applicable to individuals who are New Jersey residents and New Jersey estates and trusts, we are of the opinion that:

     1) The New Jersey Navigator Trust will be recognized as a trust and not as an association taxable as a corporation.

     2) The income of the New Jersey Navigator Trust will be treated as income of the Certificateholders who are individuals,

C/M  11939.0001 407210.1

Bear Stearns & Co., Inc. and
Gruntal & Co., Incorporated
October 26, 1992
Page 3


estates or trusts under the New Jersey Gross Income Tax Act, N.J.S.A. 54A:l-l et seq. (the "Act"). Interest on the Bonds that is exempt from tax under the Act when received by the New Jersey Navigator Trust will retain its status as tax-exempt interest under the Act when distributed to Certificateholders who are individuals, estates or trusts.

     3) Certificateholders, who are individuals, estates, or trusts will not be subject to the Act on any gain realized when the New Jersey Navigator Trust disposes of a Bond (whether by sale, exchange, redemption, or payment at maturity).

     4) The sale, exchange or redemption of a Unit by a Certificateholder shall be treated as a sale or exchange of a Certificateholder's pro rata interest in the assets in the New Jersey Navigator Trust at the time of the transaction and any gain will be exempt from tax under the Act to the extent that the price received by the selling Certificateholder who is an individual, estate or trust does not exceed the Redemption Price. To the extent that the amount received by the Certificateholder exceeds the Redemption Price, any such gain will not be exempt from tax under the Act.

     5) All proceeds representing interest on defaulted obligations derived by Certificateholders who are individuals, estates or trusts from an insurance policy, either paid directly to the Certificateholder or through the New Jersey Navigator Trust, are exempt from tax under the Act.

     6) The Units of the New Jersey Navigator Trust may be taxable, in the estates of New Jersey residents under the New Jersey Transfer Inheritance Tax Law or the New Jersey Estate Tax Laws.

     We express no opinion as to the effect of any other state or local statute or ordinance on income received by a Certificateholder other than as expressly set forth herein.

     Our opinion is based on current provisions of the laws cited herein. Any change in such laws, the regulations or interpretations relating to such laws may affect the continuing validity of the opinion set forth herein.

     We hereby consent to the filing of this opinion as an exhibit to a Registration Statement under the Securities Act of 1933, as amended, covering the Units in the Trust, and to the

C/M  11939.0001 407210.1

Bear Stearns & Co., Inc. and
Gruntal & Co., Incorporated
October 26, 1992
Page 4

reference to our firm in such Registration Statement and in the prospectus included therein under the heading "Tax Status".

     We hereby authorize you to deliver copies of this opinion to the Trustee and to the underwriters named in Schedule A to the Master Agreement Among Underwriters relating to the Trust and the Trustee may rely upon this opinion as fully and to the same extent as if it had been addressed to it.

                                                 Very truly yours,



                                                 FREEMAN, ZELLER & BRYANT









C/M  11939.0001 407210.1